Exhibit 99.1

Argan, Inc.  Reports First Quarter Results

June 7, 2017 — ROCKVILLE, MD — Argan, Inc. (NYSE: AGX) (“Argan” or the “Company”) today announced financial results for its first quarter ended April 30, 2017. For additional information, please read the Company’s Quarterly Report on Form 10-Q, which the Company intends to file today with the U.S. Securities and Exchange Commission (the “SEC”).  The Quarterly Report can be retrieved from the SEC’s website at www.sec.gov or from the Company’s website at www.arganinc.com.

Summary Information: (dollars in thousands, except per share data (unaudited)):

	April 30,
	2017	2016	Change	% Change
For the Quarter Ended:
Revenues	$230,489	$130,348	$100,141	77%
Gross profit	40,096	28,302	11,794	42
Gross margins	17.4%	21.7%	(4.3)%	(20)
Net income attributable to the stockholders of the Company	$20,625	$12,230	$8,395	69
Diluted per share	1.31	0.81	0.50	62
EBITDA attributable to the stockholders of the Company	32,456	20,157	12,299	61
Diluted per share	2.06	1.34	0.72	54

	April 30, 2017	January 31, 2017	Change	% Change
As of:
Cash, cash equivalents and short-term investments	$563,439	$522,994	$40,445	8%
Billings in excess of costs and estimated earnings	234,344	209,241	25,103	12

Backlog	867,000	1,011,000	(144,000)	(14)

First Quarter Results:

Revenues increased to a quarterly record of $230 million, up 77% compared to the prior year quarter, primarily due to Gemma Power Systems (GPS) having ramped up construction activities on four large, natural gas-fired power plants.  The power industry services segment continues to drive our financial results and represents 91% of consolidated revenues for the quarter ended April 30, 2017. Gross profit increased 42% to $40 million, primarily due to the increased revenues, while gross margin percentage decreased from 21.7% to 17.4% compared to the prior year quarter, which primarily reflected changes in the mix and progress of various power plant projects and the differences in their respective gross margins.

Selling, general and administrative expenses increased $2.4 million to $9.5 million, primarily due to increased incentive and stock option compensation and human capital costs reflective of larger operations, but decreased as a percentage of revenue to 4.1% from 5.4% in the prior year quarter.  Other income from short-term investments increased $1.2 million from the prior year quarter due to higher yields and investment balances. Net income attributable to non-controlling interests decreased 93%, or $1.8 million, as activity on two large power plant projects was completed by joint ventures. These factors and a relatively consistent effective income tax rate resulted in first quarter net income attributable to our stockholders increasing 69% to $20.6 million, or $1.31 per diluted share, compared to $12.2 million, or $0.81 per diluted share, for the prior year quarter.  EBITDA attributable to the stockholders for the quarter ended April 30, 2017 also increased 61% to $32.5 million, or $2.06 per diluted share, from $20.2 million, or $1.34 per diluted share, for the prior year quarter.

The Company’s balance sheet continues to strengthen. As of April 30, 2017, cash, cash equivalents and short-term investments totaled $563 million and net liquidity was $259 million. The Company has no bank debt. Although there were no major additions to backlog during the three months ended April 30, 2017, the contract backlog remains healthy with an aggregate value of approximately $867 million as of April 30, 2017. In addition, subsequent to the end of the quarter, Atlantic Projects Company won a contract for the erection of a 299 MW biomass boiler in Teesside, England.

Commenting on Argan’s results, Rainer Bosselmann, Chairman and Chief Executive Officer, stated, “This represents the eighth consecutive quarter of increasing revenues, fourth consecutive quarter with over $18 million in net income for our shareholders and fifth consecutive quarter of increasing net liquidity which stands at over $259 million today.  As I have noted before, this consistent growth and the Company’s record success during these periods could not have been achieved without the operational excellence of our employees.  We are committed to maintaining both the Company and employee successes; we are hard at work executing on our current projects; and we are focused on adding new projects to the backlog.”

About Argan, Inc.

Argan’s primary business is providing a full range of services to the power industry including the engineering, procurement and construction of natural gas-fired power plants, along with related commissioning, operations management, maintenance, project development and consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns SMC Infrastructure Solutions, which provides telecommunications infrastructure services, and The Roberts Company, which is a fully integrated fabrication, construction and industrial plant services company.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the continued strong performance of our power industry services business; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the Company’s ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the SEC. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:

Rainer Bosselmann	David Watson

301.315.0027	301.315.0027

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2017	2016

REVENUES	$230,489	$130,348
Cost of revenues	190,393	102,046
GROSS PROFIT	40,096	28,302
Selling, general and administrative expenses	9,489	7,047
INCOME FROM OPERATIONS	30,607	21,255
Other income, net	1,218	37
INCOME BEFORE INCOME TAXES	31,825	21,292
Income tax expense	11,076	7,172
NET INCOME	20,749	14,120
Net income attributable to noncontrolling interests	124	1,890
NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$20,625	$12,230

EARNINGS PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$1.33	$0.82
Diluted	$1.31	$0.81

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	15,467	14,842
Diluted	15,771	15,055

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

(In thousands)(Unaudited)

	Three Months Ended April 30,
	2017	2016
Net income	$20,749	$14,120
Less EBITDA attributable to noncontrolling interests	(124)	(1,890)
Income tax expense	11,076	7,172
Depreciation	572	434
Amortization of purchased intangible assets	183	321
EBITDA attributable to the stockholders of the Company	$32,456	$20,157

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and the determination of appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the Company’s GAAP results of operations. Consistent with the requirements of SEC Regulation G, reconciliations of the Company’s non-GAAP financial results from net income are included in the presentations above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	April 30, 2017	January 31, 2017
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$167,347	$167,198
Short-term investments	396,092	355,796
Accounts receivable, net	71,331	54,836
Costs and estimated earnings in excess of billings	4,357	3,192
Prepaid expenses and other current assets	4,544	6,927
TOTAL CURRENT ASSETS	643,671	587,949
Property, plant and equipment, net	14,434	13,112
Goodwill	34,913	34,913
Intangible assets, net	7,998	8,181
Deferred taxes	8,634	8,725
Other assets	276	92
TOTAL ASSETS	$709,926	$652,972

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$118,077	$101,944
Accrued expenses	32,258	39,539
Billings in excess of costs and estimated earnings	234,344	209,241
TOTAL CURRENT LIABILITIES	384,679	350,724
Deferred taxes	9,846	9,679
TOTAL LIABILITIES	394,525	360,403

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share — 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share — 30,000,000 shares authorized; 15,488,952 and 15,461,452 shares issued at April 30 and January 31, 2017, respectively; 15,485,719 and 15,458,219 shares outstanding at April 30 and January 31, 2017, respectively	2,323	2,319
Additional paid-in capital	137,401	135,426
Retained earnings	175,274	154,649
Accumulated other comprehensive losses	(658)	(762)
TOTAL STOCKHOLDERS’ EQUITY	314,340	291,632
Noncontrolling interests	1,061	937
TOTAL EQUITY	315,401	292,569
TOTAL LIABILITIES AND EQUITY	$709,926	$652,972